UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction, New Jersey	08550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 par value	MG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement

On May 15, 2020, Mistras Group, Inc. (the “Company,” “we” or “us”) entered into the Third Amendment (the “Amendment”), dated May 15, 2020, to the Fifth Amended and Restated Credit Agreement (the “Credit Agreement”), dated December 13, 2018, with Bank of America, N.A., as agent for the lenders and a lender, and the other lenders (collectively, the “Lenders”) under the Credit Agreement. The Credit Agreement provides for (i) a $100 million term loan facility and (ii) a $300 million revolving credit facility.

Prior to the Amendment, the Credit Agreement contained financial covenants requiring that we maintain a Funded Debt Leverage Ratio (as defined in the Credit Agreement) not exceeding 4.0- to-1 through the quarter ending June 30, 2020, 3.75 to 1 for the quarter ending September 30, 2020; and 3.5 to 1 for the quarter ending December 31, 2020 and all quarterly periods thereafter, and a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of at least 1.25 to 1. Due to the economic turmoil caused by the COVID-19 pandemic, the Company determined that it would not meet the financial covenants in the Credit Agreement for the upcoming quarters. Accordingly, the Company and the Lenders entered into the Amendment to (a) reduce the amount of credit available under the Credit Agreement, (b) modify the financial covenants, (c) increase the interest rate paid by us, and (d) provide for certain other modifications of the Credit Agreement. We believe we will meet the financial covenants in the Credit Agreement as modified by the Amendment and that sufficient credit remains available under the Credit Agreement to meet our liquidity needs. However, due to the extreme uncertainties being caused by the COVID-19 pandemic, we cannot be certain of this.

The Amendment reduces the amount of the term loan facility from the original $100,000,000 limit to $93,750,000, the amount current outstanding principal under the term loan facility, and reduces the revolving credit facility from $300,000,000 to $175,000,000. As of May 13, 2020, we had (i) US$147,178,597 outstanding under the revolving line of credit, consisting of $143,300,000 in the principal amount of loans and US$3,878,597 stated amount of issued and outstanding letters of credit, plus (ii) €8,000,000 (EURO) in principal of outstanding loans under the revolving line of credit.

The Amendment modified the covenants as follows:

a.The Funded Debt Leverage Ratio has been eliminated for the quarters ending June 30, 2020 and September 30, 2020. Thereafter, the maximum Funded Debt Leverage Ratio we are permitted to have is as set forth opposite the period below:

Quarter Ending	Maximum Funded Debt Leverage Ratio
December 31, 2020	5.25 to 1
March 31, 2021	4.75 to 1
June 30, 2021	3.75 to 1
September 30, 2021 and thereafter	3.50 to 1

b.The Fixed Charge Coverage Ratio has been eliminated for the remainder of 2020. For the quarter ending March 31, 2021, we must have a Fixed Charge Coverage Ratio of not less than 1.0 to 1, and for the quarter ending June 30, 2021 and each quarter thereafter, we must have a Fixed Charge Coverage Ratio of not less than 1.25 to 1.

c.A minimum EBITDA (as defined in the Credit Agreement) covenant has been added that requires that we have EBITDA for the following periods in amounts not less than the amount set for opposite the period:

Measurement Period	Minimum EBITDA
3 months ending June 30, 2020	$3,440,000
6 months ending September 30, 2020	$24,250,000
9 months ending December 31, 2020	$38,550,000

There is no minimum EBITDA test after December 31, 2020.

d.A minimum Liquidity covenant has been added which requires that we maintain minimum Liquidity of not less than $20,000,000 at all times through September 30, 2020, after which there is no longer a minimum Liquidity test. Liquidity means as of any date the sum of (i) our and our subsidiaries unrestricted cash and cash equivalents plus (ii) the difference between (y) the aggregate maximum principal amount of the revolving credit commitments (i.e., $175,000,000) minus (z) the aggregate revolving credit exposure.

The Amendment also requires that we promptly prepay the outstanding amount under the revolving credit facility in an amount equal to the difference between (a) the aggregate sum of cash and cash equivalents of us and our subsidiaries held in the United States minus (b) $10,000,000 if, for a period of two (2) consecutive business days, (i) the outstanding amount under the revolving credit facility exceeds $75,000,000 and (ii) the such cash and cash equivalents exceeds $10,000,000.

The Amendment also provides that we may not make any acquisitions prior to June 30, 2021, and thereafter only if our Funded Debt Leverage Ratio is less than 2.50 to 1 and after giving effect to such acquisition, our pro forma Funded Debt Leverage Ratio will not greater than 3.25 to 1.

The Amendment increased LIBOR margin from 1.0 to 1.5% if our Funded Debt Leverage Ratio is less than 1.0 to 1, up to an increase from 2.0% to 2.5% if the ratio is more than 3.25 to 1 but does not exceeds 3.75 to 1. If the ratio exceeds 3.75 to 1, the LIBOR margin is 4.15%. The Amendment provides that if LIBOR is below 1%, the interest rate will be calculated as if LIBOR is 1%. The margin for base rate loans increased from -1.25 to 0.5% if our Funded Debt Leverage Ratio is less than 1.0 to 1, up to an increase from -0.375% to 1.5% if the ratio is more than 3.25 to 1 but does not exceeds 3.75 to 1. If the ratio exceeds 3.75 to 1, the base rate margin is 3.15%.

The foregoing is a summary of the Amendment and not a complete description of its terms and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

10.1 Third Amendment, dated March 15, 2020, to Fifth Amended and Restated Credit Agreement, dated December 13, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: March 15, 2020	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit No.	Description
10.1	Third Amendment, dated March 15, 2020, to Fifth Amended and Restated Credit Agreement, dated December 13, 2018

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